UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 11, 2014

AGENT155 MEDIA CORP.

(Formerly Freshwater Technologies Inc.)

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-53871

(Commission File Number)

98-0508360

(IRS Employer Identification No.)

1555 California Street, Suite 309, Denver, CO, 80202

(Address of principal executive offices and Zip Code)

(303) 941-6125

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 11, 2014, we entered into a Corporate Combination Agreement with Asia Green Limited Liability Company, a company duly organized and existing under the laws of Socialist Republic of Vietnam, and its majority shareholders whereby It is the intention of the parties that: (i) We shall acquire 100% of the issued and outstanding capital stock of Asia Green Limited Liability Company in exchange for 90 million shares of Agent155 Media Corp’s authorized but unissued common stock, following a 1-for-1,000 reverse split to be effected prior to the closing of this transaction and the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, and under the applicable securities laws of each state or jurisdiction where all of the shareholders of Asia Green Limited Liability Company reside.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENT155 MEDIA CORP.

(Formerly FRESHWATER TECHNOLOGIES, INC.)

Christopher J. Martinez

President, CEO, CFO, Secretary, Treasurer and Director

Date: November 14, 2014